Calculation of Filing Fee Tables
S-8
DIVERSIFIED HEALTHCARE TRUST
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares of beneficial interest, par value $.01 per share	457(a)	3,500,000	$ 3.22	$ 11,270,000.00	0.0001531	$ 1,725.44
Total Offering Amounts:						$ 11,270,000.00		$ 1,725.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,725.44
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement on Form S-8 also covers an indeterminate number of additional common shares of beneficial interest of Diversified Healthcare Trust, or the Registrant, that may become issuable under the Diversified Healthcare Trust Second Amended And Restated 2012 Equity Compensation Plan, or the Plan, by any reason of any stock dividend, stock split, recapitalization or other similar transaction. (b) Represents an additional 3,500,000 common shares of beneficial interest of the Registrant issuable under the Plan. The Registrant previously filed registration statements on Form S-8 (No. 333-191081 and No. 333-265360) with respect to common shares of beneficial interest issuable under the Plan. (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices per share of the common shares of beneficial interest as reported on the Nasdaq Stock Market LLC on May 27, 2025. (d) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.00015310 and the proposed maximum aggregate offering price.